Exhibit 99(a)      BANK ONE CORPORATION
                   1 Bank One Plaza
                   Chicago, IL 60670

                                                                    News Release

[LOGO] BANK ONE

FOR IMMEDIATE RELEASE
---------------------


                        BANK ONE REPORTS OPERATING INCOME

        OF $0.65 PER SHARE FOR THE FOURTH QUARTER AND $2.47 FOR THE YEAR

          . TIER 1 CAPITAL RATIO INCREASES TO 8.6% FROM 7.3% A YEAR AGO

      . LOAN LOSS RESERVE INCREASES TO 2.89% OF LOANS FROM 2.36% A YEAR AGO

                     . NET INCOME OF $541 MILLION INCLUDING
                 RESTRUCTURING CHARGE OF $224 MILLION AFTER TAX


CHICAGO, January 16, 2002 - Bank One Corporation (NYSE: ONE) today announced 2001 fourth quarter operating income of $765 million, or $0.65 per diluted share, excluding a $224 million after tax restructuring charge. Including this charge, reported net income was $541 million, or $0.46 per diluted share. This compares to a net loss of $512 million, or $0.44 per diluted share, in the year-ago quarter.

For the full year 2001, operating income totaled $2.904 billion, or $2.47 per diluted share, excluding the fourth quarter charge and the accounting change recorded in the second quarter. Including this charge and accounting change, net income for the full year was $2.638 billion, or $2.24 per diluted share. This compares to a net loss of $511 million, or $0.45 per diluted share, in the prior year.

"Our 2001 results reflect the hard work of our employees over the course of the year," said James Dimon, Chairman and Chief Executive Officer. "Revenues are up modestly in most lines of business, even with the intentional reduction of segments of our loan portfolio. Expenses are down significantly from one year ago, allowing for meaningful investments in technology, marketing and, most importantly, people. As a result, we grew earnings in 2001 while bearing substantially higher credit costs. In addition, we have further strengthened our reserves and capital ratios.

"Given the current state of the economy, we expect consumer and middle market commercial nonperforming loans to increase, with managed charge-offs rising modestly for the foreseeable future. Despite what remains a challenging environment, we are confident earnings will continue to improve, unless there is further material economic deterioration," he said. "More importantly, Bank One is now in a position to increasingly focus on growth. Our recently announced strategic relationship with Microsoft is an example of our move toward a culture of innovation, marketing initiatives, and best-in-class service."

As previously announced, fourth quarter reported net income included a $224 million after tax restructuring charge for additional real estate and severance costs to accomplish more rapid expense reductions, accelerated systems conversions and other consolidations.

Results reflect the following line of business highlights:

 .    Retail's operating platform has improved substantially throughout the year.
     The first two systems conversions were successfully completed in 2001, with the remaining two major conversions to be accomplished around year-end
     2002. The efficiency ratio now stands at 52%, versus 63% on an adjusted basis in the 2000 fourth quarter. Profit-and-loss statements and new compensation plans have been rolled out to the banking centers, and technology is being constantly upgraded, allowing for better customer service and intelligent decision-making.

 .    Corporate Banking has reduced on- and off-balance sheet exposure by $40.7 billion, or 27%, from its peak in the third quarter of 2000, in line with strategic efforts. Our risk is now close to prudent individual and aggregate levels, with greatly improved relationship profitability. Returns for the business remain low in this economy, but we have now built the base for more stable, higher returns in a recovery. While the credit deterioration in Middle Market has been disappointing, portfolio management efforts are in place to return the financial performance of this valuable franchise to an appropriate level. With an allowance of 4.37% of loans, Commercial Banking is well-prepared for any economic environment.

 .    First USA's profitability continues to improve, with pre-tax return on outstandings at 3.10% for the quarter, up from 2.64% in the third quarter and 1.61% on an adjusted basis in the year-ago quarter. The Wachovia portfolio has been successfully integrated into First USA, and remains on track to add $100 million after tax to annual earnings, but the real challenge for this business remains profitable organic growth.

 .    Investment Management has grown its revenues despite the difficult market environment of 2001. Assets under management increased to $142.6 billion at the end of the fourth quarter, up 9% from one year ago. In addition, Retail Brokerage achieved a record quarter of investment sales, up 45% from the year-ago quarter.

LINE OF BUSINESS DISCUSSION

Highlights - Operating Income (Loss) by Line of Business

-------------------------------------------------------------------------------------------
                                                                          % change vs.
                                            4Q01    3Q01      4Q00      4Q00       3Q01
                                            ----    ----      ----      ----       ----
($ millions)
Retail                                     $ 293    $ 310    $ (25)      NM%         (5)%
Commercial Banking                           144      199     (353)      NM         (28)
First USA                                    326      279      134       NM          17
Investment Management                        108      101       82       32           7
Corporate / Unallocated                     (106)    (135)    (380)      72          21
                                           -----    -----    -----
      Total Corporation - operating          765      754     (542)      NM           1

Restructuring charge                        (224)     --        30       NM          NM
                                           -----    -----    -----
      Total Corporation - reported         $ 541    $ 754    $(512)      NM         (28)

NM = not meaningful

-------------------------------------------------------------------------------------------

Operating results in the 2000 fourth quarter included the negative impact of $394 million after tax ($622 million pre-tax) of significant items. Excluding the impact of these items, the operating loss in the year-ago quarter was $148 million. For analytical purposes and to better understand underlying trends, the following line of business discussion excludes the impact of these significant items. For details, please refer to the Financial Supplement.

Retail

Retail reported fourth quarter operating income of $293 million, compared with an operating loss of $25 million in the year-ago quarter. Excluding $161 million after tax of significant items recorded in the fourth quarter of 2000, adjusted earnings in the year-ago quarter were $136 million. The year-over-year improvement on an adjusted basis reflected higher revenue, lower provision for credit losses and lower noninterest expense. Compared to the third quarter, operating income decreased $17 million, or 5%, reflecting higher credit costs, partially offset by lower noninterest expense.

Net interest income was $1.235 billion, up $3 million from the year-ago quarter. This increase was driven by a shift in deposit product mix, offset by an intentional reduction of the brokered home equity and auto lease portfolios. Current quarter net interest income was relatively unchanged from the third quarter.

Noninterest income was $363 million, up $57 million, or 19%, from the year-ago quarter. This change reflected the absence of auto lease residual losses in the 2001 fourth quarter, increased deposit service fees and higher investment sales revenue. Noninterest income was up $3 million from the third quarter.

Provision for credit losses was $318 million, down $46 million from the year-ago quarter and up $71 million from the third quarter. Managed net charge-offs totaled $283 million, up from $159 million in the year-ago quarter and $223 million in the third quarter. The year-over-year increase in managed net charge-offs was largely driven by increases in the brokered home equity and auto lending portfolios.

Nonperforming assets, which include all consumer loan balances greater than 90 days past due, increased $479 million from the fourth quarter of 2000 and represented 2.04% of related assets. Compared to the third quarter, nonperforming assets were up $240 million, or 19%. The allowance for credit losses expressed as a percent of loans increased to 1.44% in the fourth quarter, up from 1.09% in the prior year.

Noninterest expense was $824 million, down $141 million, or 15%, from the year-ago quarter. The improvement reflected the positive impacts from expense management and reduced headcount. Compared to the third quarter, noninterest expense decreased $50 million, or 6%. The efficiency ratio in the current quarter improved to 52%, down from 63% on an adjusted basis a year ago and 55% in the third quarter.


Commercial Banking

Commercial Banking reported fourth quarter operating income of $144 million, up $497 million from the year-ago quarter, primarily due to a significantly lower credit provision. After adjusting for the positive impact of $23 million after tax of significant items in the year-ago period, operating income increased $520 million. Compared to the third quarter, operating income declined $55 million, or 28%, reflecting a higher credit provision and noninterest expense. The quarter's results reflected the impact of efforts to reduce Corporate Banking loan exposures and improved cross-sell of Capital Markets and Treasury Management products.

At December 31, 2001, loans were $70.1 billion, down $15.0 billion, or 18%, from the year-ago quarter and down $4.9 billion, or 7%, from the third quarter. Corporate Banking loans were $36.6 billion at the end of the fourth quarter, down $15.1 billion, or 29%, from a year ago and down $3.9 billion, or 10%, from the third quarter. Middle Market loans were $33.5 billion at quarter-end, essentially flat from last year and down $1.0 billion, or 3%, from the third quarter.

Revenue totaled $1.068 billion, up $17 million, or 2%, from the year-ago quarter, with a decline in net interest income offset by growth in noninterest income, in particular Treasury Management and Capital Markets.

Net interest income was $680 million, down $12 million, or 2%, from the year-ago quarter, reflecting lower average loan balances resulting from the efforts to reduce credit risk exposure. Compared to the third quarter, net interest income was up $38 million, or 6%, reflecting growth in deposit balances and increases in fixed income trading revenue.

Noninterest income was $388 million, up $29 million, or 8%, from the year-ago quarter. Non-deposit service charges increased $29 million, or 18%, due to strong growth in the high grade and asset backed finance underwriting businesses. Service charges on deposits increased $24 million, or 18%, reflecting improvement in Treasury Management volumes and pricing, as well as a shift in the payment of services to fees from net interest income due to the lower value of customers' compensating deposit balances. Trading revenue decreased $13 million, and other income was down $9 million. Compared with the third quarter, noninterest income decreased $37 million, or 9%, primarily due to lower trading revenue.

The provision for credit losses was $321 million, down $758 million from the year-ago quarter, and up $75 million, or 30%, from the third quarter. Total net charge-offs were $321 million, up $91 million, or 40%, from the third quarter. Charge-offs represented 1.79% of average loans, up from 1.20% in the year-ago quarter and 1.22% in the third quarter.

Corporate Banking net charge-offs were $164 million, or 1.72% of average loans, up from 1.48% a year ago and 1.27% in the third quarter. Fourth quarter charge-offs included $26 million relating to nonperforming and other distressed loan sales, compared to $33 million in the third quarter and the absence of any loan sale losses in the year-ago quarter. Middle Market net charge-offs were $157 million, or 1.86% of average loans, up from 0.74% in the year-ago quarter and 1.16% in the third quarter.

The allowance for credit losses at December 31, 2001, was $3.066 billion, up $22 million from the year-ago quarter, and essentially unchanged from the third quarter. This represented 4.37% of period-end loans and 146% of nonperforming loans, compared with 4.09% and 161%, respectively, in the previous quarter. At December 31, 2001, nonperforming loans were $2.101 billion, up $200 million, or 11%, from the third quarter. Corporate Banking nonperforming loans at quarter-end were $1.154 billion, up $103 million from the third quarter, primarily due to a single energy-related credit and Argentina exposure. Middle Market nonperforming loans were $947 million at December 31, 2001, up $97 million, or 11%, from the third quarter.

Noninterest expense was $570 million, down $28 million, or 5%, from the year-ago quarter, reflecting the impact of waste-reduction efforts and lower headcount. Compared to the third quarter, noninterest expense was up $31 million, or 6%, largely reflecting increases in technology spending and compensation. The efficiency ratio in the fourth quarter was 53%, compared to 57% on an adjusted basis in the year-ago quarter and 51% in the third quarter.


First USA

First USA reported fourth quarter operating income of $326 million, up $192 million from the year-ago quarter. After adjusting for significant items of $34 million after tax in the year-ago period, operating income increased $158 million. This reflected higher net interest income, lower expenses and the addition of the Wachovia credit card business on July 27, 2001, partially offset by increased credit costs. Operating income was up $47 million, or 17%, from the third quarter, primarily due to lower credit costs. The pre-tax return on outstandings was 3.10% in the fourth quarter, up from 2.64% in the prior quarter.

Net interest income totaled $1.635 billion, up $218 million, or 15%, from the year-ago quarter, reflecting the addition of the Wachovia portfolio and higher net interest margin. Compared to the third quarter, net interest income was up $29 million, or 2%.

Average managed outstandings for the fourth quarter were $66.5 billion, up $900 million from the year-ago period, including the addition of the Wachovia portfolio. End-of-period managed loans were $68.2 billion, up $1.2 billion from the year-ago period. First USA opened 1.0 million new accounts during the quarter, a 22% increase from the year-ago quarter and down 13% from the third quarter. At December 31, 2001, 55.6 million cards were issued.

Noninterest income was $363 million, an increase of $45 million, or 14%, from the year-ago quarter, reflecting the addition of the Wachovia portfolio. Noninterest income increased $9 million, or 3%, from the prior quarter.

The managed provision for credit losses was $930 million, a $50 million, or 6%, increase from the year-ago quarter. The managed charge-off rate increased to 5.59% from 5.41% a year ago, reflecting lower average outstandings on the legacy First USA portfolio and higher losses, and decreased from 5.89% in the third quarter, reflecting lower losses. The managed 30-day and 90-day delinquency rates were 4.46% and 1.93%, respectively, down from 4.51% and 2.02% in the year-ago quarter and up from 4.25% and 1.80% in the third quarter.

Noninterest expense totaled $549 million, a $42 million, or 7%, decrease from the year-ago quarter, reflecting lower processing costs, partially offset by the addition of the Wachovia portfolio. Noninterest expense increased $14 million from the third quarter due to higher marketing expense. The efficiency ratio was 27% in the fourth quarter, compared to 34% a year ago and 27% in the third quarter.


Investment Management

Investment Management reported fourth quarter operating income of $108 million, up $26 million, or 32%, from the year-ago quarter, reflecting higher revenue and lower noninterest expense, partially offset by an increase in provision. After adjusting for the positive impact of $6 million after tax of significant items in the year-ago period, operating income increased $32 million. Compared to the prior quarter, operating income increased $7 million, or 7%, reflecting higher revenue, partially offset by higher provision expense.

Assets under management at quarter-end improved to $142.6 billion, up 9% from a year ago, due primarily to higher money market assets, partially offset by lower equities as a result of declining equity markets. Assets under management increased 9% from the prior quarter, driven by increases in money market and equity assets. One Group(R) mutual fund assets under management increased to $83.5 billion in the fourth quarter, up 19% year-over-year and 11% from the third quarter. The increases reflected significant growth in money market assets driven by sales to institutional customers.

One Group funds performance remained strong during the fourth quarter. The percent of client assets in funds rated 4 and 5 by Morningstar at December 31, 2001, was 57%, compared to 61% in the third quarter, and 88% of assets were in funds rated three stars or higher, down slightly from 90% in the third quarter.

Net interest income totaled $111 million, up $7 million, or 7%, from the year-ago period, primarily due to a 3% increase in average loans, partially offset by a 1% decrease in average deposits.

Noninterest income was $326 million, up $24 million, or 8%, from the year-ago quarter. Beginning in November 2000, fees associated with the in-house administration of the One Group mutual funds were recorded as revenue, with a corresponding increase in expense. Prior to that, a third-party administrator incurred such fees and expenses, which totaled $8 million in the 2000 fourth quarter. Excluding the impact of this change, noninterest income increased $16 million and $9 million from the year-ago quarter and the third quarter, respectively, primarily driven by increased in sales of annuity products.

Retail brokerage sales of both mutual funds and annuities were $1.4 billion in the fourth quarter, an increase of $418 million, or 45%, from the year-ago quarter and $126 million, or 10%, from the third quarter. Annuity sales were strong, up 108% from a year ago and 16% from the prior quarter.

Noninterest expense was $254 million, down $26 million, or 9%, from the year-ago quarter. Excluding the expenses associated with the administration of the One Group funds, noninterest expense declined 12% from the year-ago quarter, driven by lower headcount, tighter cost controls and reduced operating losses. The efficiency ratio in the current quarter was 58%, improved from 69% in the year-ago quarter and 60% in the prior quarter.


Corporate / Unallocated

Corporate / Unallocated reported an operating loss of $106 million in the fourth quarter, compared with losses of $380 million in the year-ago quarter and $135 million in the third quarter. After adjusting for $228 million of after tax significant items in the 2000 fourth quarter, the loss was $152 million in the year-ago quarter.

Treasury funding improved relative to the prior quarters, reflecting lower interest rates and a corresponding lower cost of funding. The majority of this benefit appears in net interest expense, which improved to $83 million of expense in the fourth quarter, versus $134 million in the year-ago quarter and $141 million in the third quarter.

Investments, which include the corporate fixed income, venture capital and private equity portfolios, essentially broke even for the quarter. These results improved versus both prior periods and are principally reflected in investment securities gains and losses, and to a lesser degree in trading and other income.

Unallocated corporate expenses increased to $155 million in the fourth quarter, versus $75 million in the year-ago quarter and $102 million in the third quarter.


CREDIT QUALITY (See Line of Business discussions for additional information.)

Nonperforming assets, which include nonperforming commercial loans, other real estate owned and consumer loans 90 days past due, were $3.688 billion at the end of the fourth quarter, up $460 million, or 14%, from September 30, 2001. Commercial nonperforming loans increased $315 million, after the sale of $18 million of nonperforming loans. Consumer nonperforming loans increased $124 million from the end of the third quarter. Nonperforming assets were 2.35% of related assets at December 31, 2001, up from 1.96% at September 30, 2001.

Total managed net charge-offs in the fourth quarter were $1.548 billion, or 2.84% of total average managed loans, compared to $1.443 billion, or 2.58%, in the third quarter. Total managed net charge-offs in the year-ago quarter were $1.309 billion, or 2.22% of total average managed loans.

Net charge-offs of commercial loans across all lines of business in the 2001 fourth quarter were 1.67%, up from 1.10% in the year-ago quarter and 1.14% in the third quarter.

Net charge-offs of consumer loans were 1.49% in the fourth quarter, up from 0.82% in the year-ago quarter and 1.14% in the third quarter.

The credit card managed net charge-off ratio was 5.59% in the fourth quarter, up from 5.41% in the year-ago quarter and down from 5.89% in the third quarter.

The managed provision for credit losses in the fourth quarter was $1.582 billion, up from $1.483 billion in the third quarter. The reported provision for credit losses in the fourth quarter was $765 million, compared with $620 million in the third quarter, and exceeded net charge-offs by $48 million.

At December 31, 2001, the allowance for credit losses was $4.528 billion, up $49 million from the end of the third quarter. This represented 2.89% of period-end loans, up from 2.73% at September 30, 2001, and represented 128% of nonperforming loans, down from 144% at the end of the third quarter.


CAPITAL MANAGEMENT

The tangible common equity to tangible managed assets ratio was 5.9% at December 31, 2001, up from 5.8% at September 30, 2001. Tier 1 and Total capital ratios were 8.6% and 12.2% at quarter-end, respectively, improved from 8.4% and 11.7% at September 30, 2001.

Bank One Corporation is the nation's sixth largest bank holding company, with assets of more than $265 billion. Bank One offers a full range of financial services to large corporate and middle market commercial customers and retail consumers. It is the largest VISA credit card issuer, the third largest bank lender to small businesses and one of the top 25 managers of mutual funds. A leader in the retail market, Bank One operates more than 1,800 banking centers and a nationwide network of ATMs. Information about Bank One's financial results can be accessed on the Internet at www.bankone.com or through fax-on-demand at
                                   ---------------
877-ONE-FACT.


Forward-looking Statement

The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

This discussion of financial results contains forward-looking statements about the Corporation, including descriptions of plans or objectives of its management for future operations, products or services, and forecasts of its revenues, earnings or other measures of economic performance. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors--many of which are beyond the Corporation's control--could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Corporation's reports filed with the Securities and Exchange Commission, including the Corporation's Form 10-K for the year ended December 31, 2000, describe some of these factors, including certain credit, market, operational, liquidity and interest rate risks associated with the Corporation's business and operations. Other factors described in the Corporation's December 31, 2000 Form 10-K include changes in business and economic conditions, competition, fiscal and monetary policies and legislation including the Gramm-Leach-Bliley Act of 1999.

Forward-looking statements speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events, such as further market deterioration that adversely affects credit quality, auto lease residuals and credit card asset values.


Conference Call and Webcast Information

An analyst meeting and conference call discussing the quarter's results will be held today, January 16, at 2:00 p.m. (Eastern). To participate, phone (800) 274-4204 (domestic) or (706) 679-0838 (international); reference "Bank One Fourth Quarter Earnings Release".

The live audio webcast will be available through the Investor Relations section of Bank One's website at www.shareholder.com/one/medialist.cfm.
                         -------------------------------------

A playback of this conference call will be available after 5:00 p.m. today through Friday, January 25, by calling (800) 642-1687 (domestic) or (706) 645-9291 (international); conference ID 2841949.

                                       ###


Media Contacts:
Thomas A. Kelly       (312) 732-7007
Stan A. Lata          (312) 732-6209

Investor Contacts:
Julie C. Benda        (312) 732-5771
Sandra M. Catanzaro   (312) 732-8013
Alissa A. Burny       (312) 732-2344

                                                               [LOGO] BANK ONE

                              BANK ONE CORPORATION
                              FINANCIAL SUPPLEMENT
                               FOURTH QUARTER 2001

                                                                      Page
                                                                      ----
Line of Business Results*
------------------------
Retail .........................................................      11-12

Commercial Banking .............................................      13-15

First USA ......................................................      16-17

Investment Management ..........................................      18-20

Corporate/Unallocated ..........................................         21

Totals .........................................................         22


Consolidated Results
--------------------

Summary of Consolidated Selected Financial Information .........      23-24

Consolidated Statements of Income ..............................      25-26

Consolidated Balance Sheets ....................................         27

Credit Quality .................................................         28

Capital and Intangible Assets ..................................         29

Managed Income Statement Statistics ............................         29


Fourth Quarter 2000 Significant Items
-------------------------------------

Line of Business Results .......................................         30

Additional Schedules **
--------------------

Average Balance Sheet, Yields & Rates - Managed Basis

Average Balance Sheet, Yields & Rates - Reported Basis



* See 2000 Form 10-K for definitions and methodologies. The line of business information is provided for analytical purposes and is based on management information systems, assumptions and methodologies that are under continual review.

** Available through the Investor Relations section of www.bankone.com.
                                                       ---------------

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                               2001                    2000             4th Qtr 2001
                                                -----------------------------------   ------------------------------------------
                                                4th Qtr  3rd Qtr  2nd Qtr 1st Qtr     4th Qtr   Chg Prior Yr.   Chg. Prior Qtr
                                                -----------------------------------   ------------------------------------------
                                                                                                 Amt       %      Amt      %
Retail
--------------------------------------------

INCOME STATEMENT DATA
-----------------------------------
Net interest income - FTE            $MM         $ 1,235  $ 1,237 $ 1,236  $ 1,317     $ 1,227  $     8      1% $    (2)      0%

    Non-deposit service charges (1)                  111      113     112      122         109        2      2%      (2)     -2%
    Credit card revenue                               44       43      41       36          38        6     16%       1       2%
    Service charges on deposits                      208      203     198      186         191       17      9%       5       2%
    Other income (loss)                                -        1       8       16        (257)     257    N/M       (1)    N/M
                                                -----------------------------------   ------------------        -------
 Noninterest income                                  363      360     359      360          81      282    N/M        3       1%
                                                -----------------------------------   ------------------        -------
 Total revenue                                     1,598    1,597   1,595    1,677       1,308      290     22%       1       0%

 Provision for credit losses                         318      247     201      244         364      (46)   -13%      71      29%

    Salaries and employee benefits                   363      376     385      367         380      (17)    -4%     (13)     -3%
    Other expense                                    461      498     508      520         609     (148)   -24%     (37)     -7%
                                                -----------------------------------   ------------------        --------
Noninterest expense                                  824      874     893      887         989     (165)   -17%     (50)     -6%
                                                -----------------------------------   ------------------        --------
Pretax operating income (loss) - FTE                 456      476     501      546         (45)     501    N/M      (20)     -4%
Tax expense (benefit) & FTE adj                      163      166     181      197         (20)     183    N/M       (3)     -2%
                                                -----------------------------------   ------------------        --------
    Operating income (loss)                      $   293  $   310 $   320  $   349     $   (25) $   318    N/M  $   (17)     -5%
                                                ===================================   ==================        ========

FINANCIAL PERFORMANCE
-----------------------------------
Return (loss) on equity (2)                           18%      20%     21%      24%         -2%      20%             -2%
Efficiency ratio (2)                                  52%      55%     56%      53%         76%     -24%             -3%
Headcount - full-time (3)                         33,155   34,253  35,570   35,365      35,759   (2,604)    -7%  (1,098)     -3%

ENDING BALANCES
-----------------------------------
    Commercial loans                  $B         $  12.3  $  12.4 $  12.4  $  12.0     $  12.1  $   0.2      2% $  (0.1)     -1%
    Home equity loans                               30.3     30.7    30.3     30.8        31.4     (1.1)    -4%    (0.4)     -1%
    Auto loans / leases                             19.6     20.4    21.4     22.2        23.1     (3.5)   -15%    (0.8)     -4%
    Other personal loans (4)                         9.8      9.9    10.9     11.1        10.7     (0.9)    -8%    (0.1)     -1%
                                                -----------------------------------   ------------------        --------
Total loans                                      $  72.0  $  73.4 $  75.0  $  76.1     $  77.3  $  (5.3)    -7% $  (1.4)     -2%

Assets                                              76.2     77.6    78.9     79.7        80.0     (3.8)    -5%    (1.4)     -2%

    Demand deposits                                 25.8     24.7    24.4     24.5        24.9      0.9      4%     1.1       4%
    Savings                                         36.1     34.7    33.8     33.3        32.0      4.1     13%     1.4       4%
    Time                                            25.6     28.1    29.7     31.2        32.2     (6.6)   -20%    (2.5)     -9%
                                                -----------------------------------   ------------------        --------
 Total deposits                                     87.5     87.5    87.9     89.0        89.1     (1.6)    -2%       -       0%

 Common equity                                       6.3      6.3     6.3      6.1         5.9      0.4      7%       -       0%

AVERAGE BALANCES
-----------------------------------
    Commercial loans                  $B         $  12.2  $  12.4 $  12.2  $  11.9     $  11.6  $   0.6      5% $  (0.2)     -2%
    Home equity loans                               30.6     30.8    30.5     31.1        30.8     (0.2)    -1%    (0.2)     -1%
    Auto loans / leases                             19.8     21.0    21.7     22.4        24.2     (4.4)   -18%    (1.2)     -6%
    Other personal loans (4)                         9.8     10.0    10.9     11.3        10.1     (0.3)    -3%    (0.2)     -2%
                                                -----------------------------------   ------------------        --------
 Total loans                                        72.4     74.2    75.3     76.7        76.7     (4.3)    -6%    (1.8)     -2%

 Assets                                             76.5     78.3    79.4     81.0        81.0     (4.5)    -6%    (1.8)     -2%

    Demand deposits                                 24.6     24.1    24.1     24.1        24.1      0.5      2%     0.5       2%
    Savings                                         35.8     34.4    33.5     32.5        32.5      3.3     10%     1.4       4%
    Time                                            26.3     28.8    30.6     31.9        31.4     (5.1)   -16%    (2.5)     -9%
                                                -----------------------------------   ------------------        --------
 Total deposits                                     86.7     87.3    88.2     88.5        88.0     (1.3)    -1%    (0.6)     -1%

 Common equity                                       6.3      6.3     6.2      6.0         5.9      0.4      7%       -       0%


(1) Certain revenue sharing between lines of business has been reclassified from fiduciary and investment management fees to non-deposit service charges in all periods.
(2) Ratios are calculated based on operating income for the line of business which excludes any restructuring charges.
(3) Beginning in 1Q01, long term disability employees and employees of unconsolidated subsidiaries are excluded. Prior period data has not been adjusted for this change.
(4) First quarter is favorably impacted by tax refund anticipation loan activity.

N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                                 2001                       2000            4th Qtr 2001
                                                -----------------------------------   -----------------------------------------
                                                  4th Qtr  3rd Qtr  2nd Qtr 1st Qtr      4th Qtr  Chg Prior Yr.  Chg. Prior Qtr
                                                -----------------------------------   -----------------------------------------
                                                                                                  Amt       %    Amt         %
Retail - continued
--------------------------------------------

CREDIT QUALITY
-----------------------------------
Net charge-offs:                        $MM
    Small business commercial                    $    24  $    20  $   17   $   10      $   20    $   4     20%  $    4     20%

        Home equity loans                            125       84      93       73          49       76     N/M      41     49%
        Auto loans / leases (1)                      100       84      72       89          66       34     52%      16     19%
        Other personal loans                          34       35      19       34          24       10     42%      (1)    -3%
                                                -----------------------------------   ------------------        --------
     Total consumer (1)                              259      203     184      196         139      120     86%      56     28%
                                                -----------------------------------   ------------------        --------
    Total net charge-offs (1)                        283      223     201      206         159    $ 124     78%  $   60     27%

Net charge-off ratios:
    Small business commercial                       0.79%    0.65%   0.56%    0.34%       0.69%    0.10%           0.14%

        Home equity loans                           1.63%    1.09%   1.22%    0.94%       0.64%    1.00%           0.54%
        Auto loans / leases (1)                     2.02%    1.60%   1.33%    1.59%       1.09%    0.93%           0.42%
        Other personal loans                        1.39%    1.40%   0.70%    1.20%       0.95%    0.44%          -0.01%
    Total consumer (1)                              1.72%    1.31%   1.17%    1.21%       0.85%    0.87%           0.41%
    Total net charge-offs (1)                       1.56%    1.20%   1.07%    1.07%       0.83%    0.73%           0.36%

Nonperforming assets:
     Commercial                         $MM      $   329  $   244  $  246   $  231      $  215    $ 114     53%  $   85     35%
     Consumer                                      1,041      914     804      728         697      344     49%     127     14%
                                                -----------------------------------   ------------------        --------
     Total nonperforming loans                     1,370    1,158   1,050      959         912      458     50%     212     18%
     Other including OREO                            104       76      69       77          83       21     25%      28     37%
                                                -----------------------------------   ------------------        --------
    Total nonperforming assets                   $ 1,474  $ 1,234  $1,119   $1,036      $  995    $ 479     48%  $  240     19%

Allowance for loan losses               $MM      $ 1,040  $   990  $  949   $  924      $  846      194     23%  $   50      5%
Allowance to period end loans                       1.44%    1.35%   1.27%    1.21%       1.09%    0.35%           0.10%
Allowance to nonperforming loans                      76%      85%     90%      96%         93%     -17%            -10%
Nonperforming assets to related assets              2.04%    1.68%   1.49%    1.36%       1.29%    0.76%           0.36%

DISTRIBUTION
-----------------------------------
 # Banking centers                                 1,802    1,805   1,808    1,811       1,810       (8)     0%      (3)     0%
 # ATMs                                            5,141    5,652   5,703    5,762       6,055     (914)   -15%    (511)    -9%

 # On-line customers                    000s       1,083    1,040   1,035      931         918      165     18%      43      4%
 # Households                                      7,258    7,361   7,499    7,586       7,679     (421)    -5%    (103)    -1%
 # Business customers                                508      512     530      513         519      (11)    -2%      (4)    -1%
 # Debit cards issued                              4,414    4,359   4,256    4,178       4,159      255      6%      55      1%

INVESTMENTS
-----------------------------------
Investment sales volume                 $MM      $ 1,357  $ 1,231  $1,141   $1,138      $  939    $ 418     45%  $  126     10%


(1) Fourth, third, second and first quarter 2001 amounts include $14 million, $14 million, $24 million and $40 million, respectively, of charge offs which are not so classified in the corporation's GAAP financials because they are part of a portfolio which has been accounted for as loans held at a discount. The inclusion of these amounts in charge offs more accurately reflects the performance of the portfolio. In the Corporation's financial statements, these items result in a higher provision in excess of net charge-offs.

N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                                 2001                        2000             4th Qtr 2001
                                                    ----------------------------------     ---------------------------------------
                                                    4th Qtr  3rd Qtr  2nd Qtr  1st Qtr     4th Qtr   Chg Prior Yr.   Chg Prior Qtr
                                                    ----------------------------------     ---------------------------------------
                                                                                                     Amt       %     Amt        %
Commercial Banking
--------------------------------------------

INCOME STATEMENT DATA
-----------------------------------
Net interest income - FTE                  $MM       $   680   $  642  $  682   $  697      $  699  $   (19)    -3%  $   38      6%

    Non-deposit service charges (1)                      189      181     182      163         160       29     18%       8      4%
    Credit card revenue                                   21       21      22       22          19        2     11%       -      0%
    Service charges on deposits                          161      174     148      131         137       24     18%     (13)    -7%
    Fiduciary & investment management fees                 2        3      (1)      (1)         (1)       3    N/M       (1)   -33%
    Investment securities gains (losses)                   -      (12)      -        -           -        -      0%      12    N/M
    Trading                                               44       81      67       77          57      (13)   -23%     (37)   -46%
    Other income (loss)                                  (29)     (23)    (42)      (6)        (20)      (9)   -45%      (6)   -26%
                                                     ----------------------------------   ------------------         -------
 Noninterest income                                      388      425     376      386         352       36     10%     (37)    -9%
                                                     ----------------------------------   ------------------         -------
 Total revenue                                         1,068    1,067   1,058    1,083       1,051       17      2%       1      0%

 Provision for credit losses                             321      246     239      264       1,079     (758)   -70%      75     30%

    Salaries and employee benefits                       279      261     263      270         237       42     18%      18      7%
    Other expense                                        291      278     290      288         325      (34)   -10%      13      5%
                                                     ----------------------------------   ------------------         -------
 Noninterest expense                                     570      539     553      558         562        8      1%      31      6%
                                                     ----------------------------------   ------------------         -------
 Pretax operating income (loss) - FTE                    177      282     266      261        (590)     767    N/M    (105)    -37%
 Tax expense (benefit) & FTE adj                          33       83      76       73        (237)     270    N/M     (50)    -60%
                                                     ----------------------------------   ------------------         -------
    Operating income (loss)                          $   144   $  199  $  190   $  188      $ (353) $   497    N/M   $ (55)    -28%
                                                     ==================================   ==================         =======

Memo: Revenue by activity

    Lending-related revenue                              468      478     495      524         538      (70)   -13%     (10)    -2%
    Treasury management services (2)                     280      288     292      272         262       18      7%      (8)    -3%
    Capital markets  (3)                                 191      161     165      164         121       70     58%      30     19%
    Other                                                129      140     106      123         130       (1)    -1%     (11)    -8%

FINANCIAL PERFORMANCE
-----------------------------------
Return (loss) on equity (4)                                8%      11%     11%      11%        -20%      28%             -3%
Efficiency ratio (4)                                      53%      51%     52%      52%         53%       0%              2%

Headcount - full-time

    Corporate Banking (including Capital
     Markets)                                          4,341    4,410   4,666    4,684       4,779     (438)    -9%     (69)    -2%
    Middle Market                                      3,911    4,034   3,952    4,041       4,179     (268)    -6%    (123)    -3%
    Treasury management services                       4,723    4,787   4,849    4,784       5,016     (293)    -6%     (64)    -1%
    Support and other admin (5)                           29       33      43       53         279     (250)   -90%      (4)   -12%
                                                     ----------------------------------   ------------------         -------
Total headcount - full-time (6)                       13,004   13,264  13,510   13,562      14,253   (1,249)    -9%    (260)    -2%

ENDING BALANCES
-----------------------------------
Loans                                      $B        $  70.1   $ 75.0  $ 77.6   $ 82.2      $ 85.1  $ (15.0)   -18%  $ (4.9)    -7%
 Assets                                                 98.1    103.9   106.6    105.7       103.7     (5.6)    -5%    (5.8)    -6%

     Demand deposits                                    25.2     23.0    21.8     20.0        21.2      4.0     19%     2.2     10%
     Savings                                             3.1      2.8     2.9      2.6         N/A      N/A    N/A      0.3     11%
     Time (+ Savings in 2000)                           14.0      9.4     8.2      6.0         8.0      6.0     75%     4.6     49%
     Foreign offices                                     8.6      9.3     9.9      6.6         8.5      0.1      1%    (0.7)    -8%
                                                     ----------------------------------   ------------------         -------
 Total deposits                                         50.9     44.5    42.8     35.2        37.7     13.2     35%     6.4     14%

 Common equity                                           7.2      7.2     7.2      7.1         7.0      0.2      3%       -      0%

(1) Certain revenue sharing between lines of business has been reclassified from fiduciary and investment management fees to non-deposit service charges in all periods.
(2) Treasury management services includes both fees and fee equivalents from compensating balances.
(3) Capital markets includes trading revenues and underwriting, syndicated lending and advisory fees.
(4) Ratios are calculated based on operating income for the line of business which excludes any restructuring charges.
(5) Full Time headcount has been restated in all periods to reflect the movement of Support & Other Admin into the respective business units supported.
(6) Beginning in 1Q01, long term disability employees and employees of unconsolidated subsidiaries are excluded. Prior period data has not been restated for this change.

N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                                 2001                       2000            4th Qtr 2001
                                                ------------------------------------   ------------------------------------------
                                                  4th Qtr  3rd Qtr  2nd Qtr  1st Qtr      4th Qtr  Chg Prior Yr.   Chg. Prior Qtr
                                                ------------------------------------   ------------------------------------------
                                                                                                     Amt      %    Amt         %
Commercial Banking - continued
-----------------------------------------

AVERAGE BALANCES
-----------------------------------

Loans                                    $B      $  71.9   $  75.6  $  80.1  $  84.3     $  86.6   $ (14.7)  -17%  $ (3.7)    -5%
 Assets                                             99.8     103.7    106.9    107.3       114.1     (14.3)  -13%    (3.9)    -4%

     Demand deposits                                22.9      20.6     20.5     20.3        20.9       2.0    10%     2.3     11%
     Savings                                         2.8       2.8      2.7      2.6         N/A       N/A    N/A       -      0%
     Time (+ Savings in 2000)                       13.7       9.2      6.6      5.9         8.0       5.7    71%     4.5     49%
     Foreign offices                                 9.3      10.0      9.5      7.1         9.3         -     0%    (0.7)    -7%
                                                -------------------------------------   -------------------        ------
 Total deposits                                     48.7      42.6     39.3     35.9        38.2      10.5    27%     6.1     14%

 Common equity                                       7.2       7.2      7.2      7.1         7.0       0.2     3%       -      0%

CREDIT QUALITY
-----------------------------------
Net commercial charge-offs               $MM     $   321   $   230  $   239  $   249     $   259   $    62    24%  $   91     40%

Net commercial charge-off ratio                     1.79%     1.22%    1.19%    1.18%       1.20%     0.59%          0.57%

Nonperforming assets:

      Commercial nonperforming loans     $MM     $ 2,101   $ 1,901  $ 1,752  $ 1,544     $ 1,523   $   578    38%  $  200     11%
       Other including OREO                           27        30       18       19          13        14    N/M      (3)   -10%
                                                -------------------------------------   -------------------        ------
      Total nonperforming assets                 $ 2,128   $ 1,931  $ 1,770  $ 1,563     $ 1,536   $   592    39%  $  197     10%

Allowance for loan losses                $MM     $ 3,066   $ 3,067  $ 3,056  $ 3,058     $ 3,044        22     1%    $ (1)     0%
Allowance to period end loans                       4.37%     4.09%    3.94%    3.72%       3.58%     0.80%          0.28%
Allowance to nonperforming loans                     146%      161%     174%     198%        200%      -54%           -15%
Nonperforming assets to related assets              3.03%     2.57%    2.28%    1.90%       1.80%     1.23%          0.46%

CORPORATE BANKING
-----------------------------------
Loans  - ending balance                  $B      $  36.6   $  40.5  $  43.3  $  47.8     $  51.7   $ (15.1)  -29%  $ (3.9)   -10%
       - average balance                            38.1      41.4     45.7     49.9        53.6     (15.5)  -29%    (3.3)    -8%

Deposits - ending balance                $B      $  28.7   $  24.1  $  23.1  $  17.4     $  19.6   $   9.1    46%  $  4.6     19%
         - average balance                          28.2      23.9     20.8     18.0        21.1       7.1    34%     4.3     18%

Credit Quality:
    Net commercial charge-offs           $MM     $   164   $   131  $   155  $   186     $   198   $   (34)  -17%  $   33     25%
    Net commercial charge-off ratio                 1.72%     1.27%    1.36%    1.49%       1.48%     0.24%          0.46%
    Nonperforming loans                  $MM     $ 1,154   $ 1,051  $ 1,050  $   952     $ 1,065   $    89     8%  $  103     10%
    Nonperforming loans to loans                    3.15%     2.60%    2.42%    1.99%       2.06%     1.09%          0.56%


SYNDICATIONS
-----------------------------------
Lead Arranger Deals:
   Volume                                $B      $  16.9   $   9.7  $  12.8  $  14.5     $  15.4   $   1.5    10%  $  7.2     74%
   Number of transactions                             66        56       56       49          54        12    22%      10     18%
   League table standing - rank                        4         4        4        4           4         -     0%       -      0%
   League table standing - mkt share                   7%        4%       3%       6%          6%        1%             3%

N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                                 2001                       2000            4th Qtr 2001
                                                ------------------------------------   ------------------------------------------
                                                  4th Qtr  3rd Qtr  2nd Qtr  1st Qtr      4th Qtr  Chg Prior Yr.   Chg. Prior Qtr
                                                ------------------------------------   ------------------------------------------
                                                                                                     Amt      %    Amt         %
Commercial Banking - continued
--------------------------------------------

MIDDLE MARKET BANKING
-----------------------------------
Loans  - ending balance                 $B       $  33.5   $ 34.5   $ 34.3   $ 34.4      $ 33.4    $ 0.1      0%   $ (1.0)    -3%
       - average balance                            33.8     34.2     34.4     34.4        33.1      0.7      2%     (0.4)    -1%

Deposits - ending balance               $B       $  22.2   $ 20.3   $ 19.7   $ 17.8      $ 18.1    $ 4.1     23%   $  1.9      9%
         - average balance                          20.5     18.7     18.6     17.9        17.1      3.4     20%      1.8     10%

Credit Quality:
    Net commercial charge-offs          $MM      $   157   $   99   $   84   $   63      $   61    $  96     N/M   $   58     59%
    Net commercial charge-off ratio                 1.86%    1.16%    0.98%    0.73%       0.74%    1.12%            0.70%
    Nonperforming loans                 $MM      $   947   $  850   $  702   $  592      $  458    $ 489     N/M   $   97     11%
    Nonperforming loans to loans                    2.83%    2.46%    2.05%    1.72%       1.37%    1.46%            0.36%

BANK ONE CORPORATION and Subsidiaries
Line of Busines Information


                                                                 2001                      2000             4th Qtr 2001
                                                --------------------------------------   -----------------------------------------
                                                4th Qtr   3rd Qtr   2nd QTr   1st Qtr    4th Qtr   Chg. Prior Yr.   Chg. Prior Qtr
                                                --------------------------------------   -----------------------------------------
                                                                                                   Amt         %    Amt         %
First USA - managed basis
--------------------------------------------

INCOME STATEMENT DATA
-----------------------------------
Net interest income - FTE            $MM        $ 1,635   $ 1,606   $ 1,458   $ 1,391    $  1,417  $   218     15%  $   29      2%

    Non-deposit service charges (1)                  25        23        22        25          38      (13)   -34%       2      9%
    Credit card revenue                             313       309       278       247         266       47     18%       4      1%
    Other income (loss)                              25        22        36        37           7       18     N/M       3     14%
                                                --------------------------------------   ------------------         -------
 Noninterest income                                 363       354       336       309         311       52     17%       9      3%
                                                --------------------------------------   ------------------         -------
 Total revenue                                    1,998     1,960     1,794     1,700       1,728      270     16%      38      2%

 Provision for credit losses                        930       981       962       950         880       50      6%     (51)    -5%

    Salaries and employee benefits                  122       123       124       129         122        -      0%      (1)    -1%
    Other expense                                   427       412       398       385         515      (88)   -17%      15      4%
                                                --------------------------------------   ------------------         -------
 Noninterest expense                                549       535       522       514         637      (88)   -14%      14      3%
                                                --------------------------------------   ------------------         -------
 Pretax operating income (loss) - FTE               519       444       310       236         211      308     N/M      75     17%
 Tax expense (benefit) & FTE adj                    193       165       117        88          77      116     N/M      28     17%
                                                --------------------------------------   ------------------         -------
Operating income (loss)                         $   326   $   279   $   193   $   148    $    134  $   192     N/M  $   47     17%
                                                ======================================   ==================         =======


 Memo: Net securitization gains                     (20)      (22)      (19)       (1)        (23)       3     13%       2      9%

FINANCIAL PERFORMANCE
-----------------------------------
% of average outstandings:
    Net interest income- FTE                       9.75%     9.57%     9.25%     8.63%       8.59%    1.16%           0.18%
    Provision for credit losses                    5.55%     5.84%     6.11%     5.89%       5.34%    0.21%          -0.29%
    Noninterest income                             2.17%     2.11%     2.13%     1.92%       1.89%    0.28%           0.06%
                                                --------------------------------------   ------------------         -------
           Risk adjusted margin                    6.37%     5.84%     5.27%     4.66%       5.14%    1.23%           0.53%
    Noninterest expense                            3.27%     3.19%     3.31%     3.19%       3.86%   -0.59%           0.08%
                                                --------------------------------------   ------------------         -------
    Pretax income (loss) - FTE                     3.10%     2.64%     1.97%     1.46%       1.28%    1.82%           0.46%
    Operating income (loss)                        1.94%     1.66%     1.22%     0.92%       0.81%    1.13%           0.28%

Return (loss) on equity (2)                          20%       17%       12%       10%          9%      11%              3%
Efficiency ratio (2)                                 27%       27%       29%       30%         37%     -10%              0%
Headcount - full-time (3)                         9,871    10,245    10,785    11,122      10,901   (1,030)    -9%    (374)    -4%

ENDING BALANCES
-----------------------------------
    Owned                             $B        $   6.8   $   8.4   $   6.2   $   5.5    $    4.7  $   2.1     45%  $ (1.6)   -19%
    Seller's interest                              24.0      18.4      17.0      17.8        22.5      1.5      7%     5.6     30%
                                                --------------------------------------   ------------------         -------
    Loans on balance sheet                         30.8      26.8      23.2      23.3        27.2      3.6     13%     4.0     15%

    Securitized                                    37.3      40.0      39.8      40.7        39.8     (2.5)    -6%    (2.7)    -7%
                                                --------------------------------------   ------------------         -------
Loans                                           $  68.2   $  66.8   $  63.0   $  64.0    $   67.0  $   1.2      2%  $  1.4      2%

Assets                                             72.7      70.8      64.9      67.1        70.5      2.2      3%     1.9      3%

Common equity                                       6.4       6.4       6.3       6.2         6.2      0.2      3%       -      0%

(1) Certain revenue sharing between lines of business has been reclassified from fiduciary and investment management fees to non-deposit service charges in all periods.

(2) Ratios are calculated based on operating income for the line of business which excludes any restructuring charges.

(3) Beginning in 1Q01, long term disability employees and employees of unconsolidated subsidiaries are excluded. Prior period data has not been restated for this change.

N/A = not available
N/M . not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                                  2001                     2000              4th Qtr 2001
                                                ---------------------------------------  -------------------------------------------
                                                 4th Qtr   3rd Qtr   2nd Qtr   1st Qtr    4th Qtr    Chg Prior Yr.   Chg. Prior Qtr
                                                ---------------------------------------  -------------------------------------------
                                                                                                      Amt       %     Amt        %
First USA - managed basis - continued
--------------------------------------------

AVERAGE BALANCES
-----------------------------------
     Owned                            $B         $   8.3   $   7.9   $   6.0   $   5.2    $   4.9   $   3.4    69%  $   0.4      5%
     Seller's interest                              20.0      17.8      16.6      20.6       20.3      (0.3)   -1%      2.2     12%
                                                ---------------------------------------  -------------------       ---------
     Loans on balance sheet                         28.3      25.7      22.6      25.8       25.2       3.1    12%      2.6     10%
     Securitized                                    38.2      40.9      40.6      39.6       40.4      (2.2)   -5%     (2.7)    -7%
                                                ---------------------------------------  -------------------       ---------
Loans                                            $  66.5   $  66.6   $  63.2   $  65.4    $  65.6   $   0.9     1%  $  (0.1)     0%

Assets                                              71.2      70.2      65.3      68.2       68.6       2.6     4%      1.0      1%

Common equity                                        6.4       6.4       6.3       6.2        6.1       0.3     5%        -      0%


CREDIT QUALITY
-----------------------------------
Net charge-offs:
      Credit card - managed                      $   930   $   981   $   962   $   950    $   887   $    43     5%  $   (51)    -5%

Net charge-off ratios:
      Credit card - managed                         5.59%     5.89%     6.09%     5.81%      5.41%     0.19%          -0.30%
      12 month lagged (1)                           5.67%     5.95%     5.82%     5.66%      5.16%     0.51%          -0.28%

Delinquency ratio - 30+ days                        4.46%     4.25%     4.10%     4.33%      4.51%    -0.05%           0.21%
                  - 90+ days                        1.93%     1.80%     1.78%     2.02%      2.02%    -0.09%           0.13%

Allowance for loan losses                        $   396   $   397   $   197   $   197    $   197   $   199    N/M  $    (1)     0%
Allowance to period end owned loans                 5.82%     4.73%     3.18%     3.58%      4.19%     1.63%           1.10%

OTHER DATA
-----------------------------------
Charge volume                          $B        $  38.3   $  35.2   $  34.4   $  32.5    $  37.1   $   1.2     3%  $   3.1      9%
New accounts opened                  000s            998     1,149     1,003       775        821       177    22%     (151)   -13%
Cards issued                                      55,554    58,441    50,449    50,644     51,693     3,861     7%   (2,887)    -5%
# FirstUSA.com customers              MM             1.9       2.8       2.6       2.4        2.1      (0.2)  -10%     (0.9)   -32%

(1) 4Q01 and 3Q01 ratios include Wachovia net charge-offs but exclude Wachovia 4Q00 and 3Q00 loans.

N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                                 2001                       2000             4th Qtr 2001
                                                ---------------------------------------   ----------------------------------------
                                                 4th Qtr   3rd Qtr   2nd Qtr   1st Qtr     4th Qtr   Chg Prior Yr.   Ch. Prior Qtr
                                                ---------------------------------------   ----------------------------------------
                                                                                                     Amt       %     Amt         %
Investment Management
---------------------------------------------

INCOME STATEMENT DATA
-----------------------------------
Net interest income - FTE            $MM         $   111  $   106    $   107   $   104     $   104   $    7      7%  $    5      5%

    Non-deposit service charges (1)                  126      125        119       110         109       17     16%       1      1%
    Service charges on deposits                        5        4          4         4           4        1     25%       1     25%
    Fiduciary & investment management
     fees                                            191      187        184       188         193       (2)    -1%       4      2%
    Other income (loss)                                4        1          1         5          (6)      10     N/M       3     N/M
                                                ---------------------------------------   ------------------        --------
 Noninterest income                                  326      317        308       307         300       26      9%       9      3%
                                                ---------------------------------------   ------------------        --------
 Total revenue                                       437      423        415       411         404       33      8%      14      3%

 Provision for credit losses                          13        9         13         3           7        6     86%       4     44%

    Salaries and employee benefits                   135      140        145       145         124       11      9%      (5)    -4%
    Other expense                                    119      113        123       132         144      (25)   -17%       6      5%
                                                ---------------------------------------   ------------------        --------
 Noninterest expense                                 254      253        268       277         268      (14)    -5%       1      0%
                                                ---------------------------------------   ------------------        --------
 Pretax operating income (loss) - FTE                170      161        134       131         129       41     32%       9      6%
 Tax expense (benefit) & FTE adj                      62       60         51        49          47       15     32%       2      3%
                                                ---------------------------------------   ------------------        --------
    Operating income (loss)                      $   108  $   101    $    83   $    82     $    82   $   26     32%  $    7      7%
                                                =======================================   ==================        ========


Memo: Insurance revenues                         $ 118.4  $ 114.9    $ 103.3   $ 100.6     $ 105.1   $ 13.3     13%  $  3.5      3%

FINANCIAL PERFORMANCE
-----------------------------------
Return (loss) on equity (2)                           39%      36%        33%       34%         33%       6%              3%
Efficiency ratio (2)                                  58%      60%        65%       67%         66%      -8%             -2%
Headcount - full-time (3)                          6,071    6,253      6,371     6,522       6,562     (491)    -7%    (182)    -3%

ENDING BALANCES
-----------------------------------
Loans                                $B          $   7.2  $   7.0    $   7.1   $   6.8     $   7.0   $  0.2      3%  $  0.2      3%
 Assets                                              8.6      8.5        8.4       8.0         8.1      0.5      6%     0.1      1%

     Demand deposits                                 2.8      2.1        2.3       1.7         3.3     (0.5)   -15%     0.7     33%
     Savings                                         3.3      2.9        2.5       2.7         2.2      1.1     50%     0.4     14%
     Time                                            3.2      3.3        3.3       3.4         4.0     (0.8)   -20%    (0.1)    -3%
     Foreign offices                                 0.2      0.2        0.1       0.1         0.1      0.1     N/M       -      0%
                                                ---------------------------------------   ------------------        --------
 Total deposits                                      9.5      8.5        8.2       7.9         9.6     (0.1)    -1%     1.0     12%

 Common equity                                       1.1      1.1        1.0       1.0         1.0      0.1     10%       -      0%

(1) Certain revenue sharing between lines of business has been reclassified from fiduciary and investment management fees to non-deposit service charges in all periods.

(2) Ratios are calculated based on operating income for the line of business which excludes any restructuring charges.

(3) Beginning in 1Q01, long term disability employees and employees of unconsolidated subsidiaries are excluded. Prior period data has not been restated for this change.

N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                                      2001                  2000         4th Qtr 2001
                                                      ----------------------------------   ----------------------------------------
                                                      4th Qtr  3rd Qtr  2nd Qtr 1st Qtr    4th Qtr   Chg Prior Yr.   Chg. Prior Qtr
                                                      ----------------------------------   ----------------------------------------
                                                                                                     Amt        %    Amt         %
Investment Management - continued
--------------------------------------------

AVERAGE BALANCES
-----------------------------------
Loans                                        $B       $   7.0  $   6.9   $ 6.9  $   6.8     $   6.8   $  0.2      3%  $  0.1      1%
 Assets                                                   8.3      8.2     8.1      8.0         7.8      0.5      6%     0.1      1%

     Demand deposits                                      2.0      1.9     1.9      2.0         2.4     (0.4)   -17%     0.1      5%
     Savings                                              3.0      2.8     2.7      2.7         1.9      1.1     58%     0.2      7%
     Time                                                 3.2      3.3     3.3      3.4         4.0     (0.8)   -20%    (0.1)    -3%
     Foreign offices                                      0.2      0.2     0.2      0.1         0.2        -      0%       -      0%
                                                      ----------------------------------    -----------------         -------
 Total deposits                                           8.4      8.2     8.1      8.2         8.5     (0.1)    -1%     0.2      2%

 Common equity                                            1.1      1.1     1.0      1.0         1.0      0.1     10%       -      0%

CREDIT QUALITY
-----------------------------------
Net charge-offs:
    Commercial                               $MM      $    11  $     7   $  10  $     0     $     7      $ 4     57%  $    4     57%
     Consumer                                               2        2       3        -           -        2      0%       -      0%
                                                      ----------------------------------    -----------------         -------
    Total net charge-offs                             $    13  $     9   $  13  $     0     $     7      $ 6     86%  $    4     44%

Net charge-off ratios:
    Commercial                                           1.31%    0.76%   1.07%    0.10%       0.55%    0.76%           0.55%
    Consumer                                             0.20%    0.24%   0.37%   -0.04%       0.07%    0.13%          -0.04%
    Total net charge-offs                                0.74%    0.52%   0.75%    0.00%       0.41%    0.33%           0.22%

Nonperforming assets:
     Commercial                              $MM      $    38  $    37   $  37  $    38     $    36   $    2      6%  $    1      3%
     Consumer                                               4        3       5        4           4        -      0%       1     33%
                                                      ----------------------------------    -----------------         -------
 Total nonperforming loans                                 42       40      42       42          40        2      5%       2      5%
       Other including OREO                                 1        1       -        -           -        1      0%       -      0%
                                                      ----------------------------------    -----------------         -------
    Total nonperforming assets                        $    43  $    41   $  42  $    42     $    40   $    3      8%  $    2      5%

Allowance for loan losses                             $    25  $    25   $  25  $    25     $    22   $    3     14%     $ -      0%
Allowance to period end loans                            0.35%    0.36%   0.35%    0.37%       0.31%    0.03%          -0.01%
Allowance to nonperforming loans                           60%      61%     60%      60%         55%       5%             -1%
Nonperforming assets to related assets                   0.60%    0.59%   0.59%    0.62%       0.57%    0.03%           0.01%

ASSETS UNDER MANAGEMENT
ENDING BALANCES
-----------------------------------
Mutual Funds                                 $B       $  83.5  $  75.3  $ 74.4  $  71.0     $  70.4   $ 13.1     19%  $  8.2     11%
Other                                                    59.1     55.5    57.9     60.5        60.8     (1.7)    -3%     3.6      6%
                                                      ----------------------------------    -----------------         -------
       Total                                          $ 142.6  $ 130.8 $ 132.3  $ 131.5     $ 131.2   $ 11.4      9%  $ 11.8      9%

By type
-------
Money market                                 $B       $  58.5  $  50.6  $ 47.8  $  48.0     $  43.1   $ 15.4     36%  $  7.9     16%
Equity                                                   47.3     43.4    49.8     47.4        53.5     (6.2)   -12%     3.9      9%
Fixed income                                             36.8     36.8    34.7     36.1        34.6      2.2      6%       -      0%
                                                      ----------------------------------    -----------------         -------
       Total                                          $ 142.6  $ 130.8 $ 132.3  $ 131.5     $ 131.2   $ 11.4      9%  $ 11.8      9%

By channel
----------
Private client services                      $B       $  49.7  $  48.8 $  52.0   $ 55.4     $  58.3   $ (8.6)   -15%  $  0.9      2%
Retail brokerage                                          9.7      9.0     9.5      9.2         9.1      0.6      7%     0.7      8%
Institutional                                            61.2     55.6    54.3     51.2        47.9     13.3     28%     5.6     10%
Commercial cash sweep                                     9.8      9.0     8.9      8.4         8.6      1.2     14%     0.8      9%
All other                                                12.2      8.4     7.6      7.3         7.3      4.9     67%     3.8     45%
                                                      ----------------------------------    -----------------         -------
       Total                                          $ 142.6  $ 130.8 $ 132.3  $ 131.5     $ 131.2   $ 11.4      9%  $ 11.8      9%

Morningstar Rankings *
----------------------
% of 4 & 5 ranked funds                                    57%      61%     54%      62%         49%       8%             -4%
% of 3+ ranked funds                                       88%      90%     95%      95%         99%     -11%             -2%
* % of customer assets in Morningstar rated funds

N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                                2001                    2000             4th Qtr 2001
                                                 ----------------------------------   -------------------------------------------
                                                 4th Qtr  3rd Qtr  2nd Qtr  1st Qtr   4th Qtr    Chg Prior Yr.     Chg. Prior Qtr
                                                 ----------------------------------   -------------------------------------------
                                                                                                 Amt         %     Amt         %
Investment Management - continued
--------------------------------------------

TRUST ASSETS
ENDING BALANCES
-------------------------------------
Trust assets under administration      $B        $ 352.5   $ 333.8  $342.3   $ 319.6   $ 319.4   $ 33.1     10%    $ 18.7      6%

CORPORATE TRUST SECURITIES
ENDING BALANCES
-------------------------------------
Corp. trust sec. under administration  $B        $ 988.6   $ 917.1  $892.3   $ 848.0   $ 751.1   $237.5     32%    $ 71.5      8%

RETAIL BROKERAGE
-------------------------------------
Mutual fund sales                     $MM        $   563     $ 548  $  559   $   614   $   557   $    6      1%    $   15      3%
Annuity sales                                        794       683     582       524       382      412    N/M        111     16%
                                                ------------------------------------- ------------------          -------
      Total sales                                $ 1,357   $ 1,231  $1,141   $ 1,138   $   939   $  418     45%    $  126     10%
 # of accounts - end of period       000s           394       394     393       390       384       10      3%         -      0%
Mkt value cust assts-end of period     $B        $  23.4   $  22.4  $ 23.6   $  22.1   $  23.1   $  0.3      1%    $  1.0      4%
 # of registered sales representatives               724       703     704       697       700       24      3%        21      3%
 # of licensed retail bankers                      3,042     2,985   2,904     2,848     2,689      353     13%        57      2%
 Annuity account value                 $B            8.7       7.9     7.6       7.0       6.8      1.9     28%       0.8     10%

PRIVATE CLIENT SERVICES
-------------------------------------
 # of Private Client advisors                        641       658     682       714       747     (106)   -14%       (17)    -3%
 # of Private Client offices                         105       105     105       104       104        1      1%         -      0%

Client Assets:
      Assets under management          $B        $  49.7    $ 48.8  $ 52.0   $  55.4   $  58.3   $ (8.6)   -15%    $  0.9      2%

Ending Balances:
      Loans                            $B        $   7.0   $   6.8  $  6.9   $   6.8   $   6.7   $  0.3      4%    $  0.2      3%
      Deposits                                       7.6       7.0     6.6       7.0       7.2      0.4      6%       0.6      9%

Average Balances:
      Loans                            $B        $   6.9   $   6.8  $  6.9   $   6.8   $   6.6   $  0.3      5%    $  0.1      1%
      Deposits                                       7.2       6.8     6.9       7.0       7.0      0.2      3%       0.4      6%

N/A = not available
N/M = not available

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                             2001                        2000               4th Qtr 2001
                                               -------------------------------------  ------------------------------------------
                                                 4th Qtr   3rd Qtr 2nd Qtr  1st Qtr     4th Qtr   Chg Prior Yr.  Chg. Prior Qtr
                                               -------------------------------------  ------------------------------------------
                                                                                                  Amt       %    Amt        %
Corporate/Unallocated
--------------------------------------------

INCOME STATEMENT DATA
-----------------------------------
Net interest income - FTE            $MM         $   (83) $  (141)$  (240) $  (201)    $  (128) $    45     35%   $  58     41%

    Non-deposit service charges                       (7)       3      (1)      (7)        N/A      N/A     N/A     (10)    N/M
    Credit card revenue                                -       (1)     (2)       1         N/A      N/A     N/A       1     N/M
    Service charges on deposits                       (4)       7       7        1         N/A      N/A     N/A     (11)    N/M
    Fiduciary & investment management fees             -        -       1        -         N/A      N/A     N/A       -      0%
    Investment securities gains (losses)               3      (30)     69      (97)        N/A      N/A     N/A      33     N/M
    Trading                                          (20)     (11)     (7)     (10)        N/A      N/A     N/A      (9)   -82%
    Other income (loss)                               72       34      63      143         N/A      N/A     N/A      38     N/M
                                                -----------------------------------   ------------------          ------
 Noninterest income                                   44        2     130       31         (47)      91     N/M      42     N/M
                                                -----------------------------------   ------------------          ------
 Total revenue                                       (39)    (139)   (110)    (170)       (175)     136      78     100     72%

 Provision for credit losses                           -        -       -        -          (1)       1     N/M       -      0%

    Salaries and employee benefits                   161      146     155      109         N/A      N/A     N/A      15     10%
    Other expense                                     (6)     (44)    (82)    (109)        N/A      N/A     N/A      38     86%
                                                -----------------------------------   ------------------          ------
 Noninterest expense                                 155      102      73        -         438     (283)   -65%      53     52%
                                                -----------------------------------   ------------------          ------
 Pretax operating income (loss) - FTE               (194)    (241)   (183)    (170)       (612)     418     68%      47     20%
 Tax expense (benefit) & FTE adj                     (88)    (106)   (103)     (82)       (232)     144     62%      18     17%
                                                -----------------------------------   ------------------          ------
    Operating income (loss)                      $  (106) $  (135)$   (80) $   (88)    $  (380) $   274     72%   $  29     21%
                                                ===================================   ==================          ======

FINANCIAL PERFORMANCE
-----------------------------------
Headcount - full-time (1)                         11,418   11,786  12,255   12,586      13,303   (1,885)   -14%    (368)    -3%

ENDING BALANCES
-----------------------------------
Loans                                 $B         $   0.6  $   0.4 $   0.7  $   0.8     $   0.1  $   0.5     N/M   $ 0.2     50%
Assets                                              50.7     49.4    53.5     54.6        46.8      3.9      8%     1.3      3%

Deposits                                            19.6     21.9    25.4     31.5        30.7    (11.1)   -36%    (2.3)   -11%

Common equity                                       (0.8)    (0.8)   (1.5)    (1.5)       (1.6)     0.8     50%       -      0%

AVERAGE BALANCES
-----------------------------------
Loans                                 $B         $   0.5  $   0.8 $   0.9  $   0.7     $   0.6  $  (0.1)   -17%   $(0.3)   -37%
Assets                                              49.1     46.3    49.1     44.6        42.3      6.8     16%     2.8      6%

Deposits                                            19.5     23.3    26.2     28.1        28.6     (9.1)   -32%    (3.8)   -16%

Common equity                                       (0.6)    (1.1)   (1.6)    (1.5)       (0.8)     0.2     25%     0.5     45%


(1) Beginning in 1Q01, long term disability employees and employees of unconsolidated subsidiaries are excluded. Prior period data has not been restated for this change.

N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                                  2001                         2000           4th Qtr 2001
                                                ------------------------------------------   ---------------------------------------
                                                  4th Qtr   3rd Qtr    2nd Qtr   1st Qtr     4th Qtr  Chg Prior Yr.  Chg. Prior Qtr
                                                ------------------------------------------   ---------------------------------------
                                                                                                       Amt      %     Amt        %
Operating Income by LOB
--------------------------------------------
Retail                               $MM        $    293   $    310   $   320    $   349     $   (25) $   318   N/M  $  (17)    -5%
Commercial Banking                                   144        199       190        188        (353)     497   N/M     (55)   -28%
First USA                                            326        279       193        148         134      192   N/M      47     17%
Investment Management                                108        101        83         82          82       26   32%       7      7%
Corporate/Unallocated                               (106)      (135)      (80)       (88)       (380)     274   72%      29     21%
                                                -----------------------------------------   ------------------      --------
  Operating income (loss)                       $    765   $    754   $   706    $   679     $  (542) $ 1,307   N/M  $   11      1%
                                                -----------------------------------------   ------------------      --------
  Merger and restructuring-related
        charges, net of tax                         (224)         -         2          -          30     (254)  N/M    (224)     0%
                                                -----------------------------------------   ------------------      --------
  Income (loss) before accounting
        change, net of tax                      $    541   $    754   $   708    $   679     $  (512) $ 1,053   N/M  $ (213)   -28%
                                                -----------------------------------------   ------------------      --------
  Accounting change, net of tax                        -          -       (44)         -           -        -    0%       -      0%
                                                -----------------------------------------   ------------------      --------
  Net income (loss)                             $    541   $    754   $   664    $   679     $  (512) $ 1,053   N/M  $ (213)   -28%
                                                =========================================   ==================      ========

PERCENT CONTRIBUTION
-----------------------------------
Retail                                              38.3%      41.1%     45.3%      51.4%        4.6%
Commercial Banking                                  18.8%      26.4%     26.9%      27.7%       65.1%
First USA                                           42.6%      37.0%     27.3%      21.8%      -24.7%
Investment Management                               14.1%      13.4%     11.8%      12.1%      -15.1%
Corporate/Unallocated                              -13.8%     -17.9%    -11.3%     -13.0%       70.1%
                                                -----------------------------------------   ------------------      --------
  Operating income (loss)                          100.0%     100.0%    100.0%     100.0%      100.0%

 Headcount - full-time (1)                        73,519     75,801    78,491     79,157      80,778   (7,259)   -9% (2,282)    -3%

(1) Beginning in 1Q01, long term disability employees and employees of unconsolidated subsidiaries are excluded. Prior period data has not been restated for this change. Excluding this change in methodology, headcount declined 328 in 1Q01.

Glossary for Selected Noninterest Income Categories
------------------------------------------------------

                                        Representative types of revenue/fees
                                        ----------------------------------------
Non-deposit service charges             Insurance fees, documentary fees, loan
                                        servicing fees, commitment fees, mutual
                                        fund commissions, syndicated management
                                        fees, leasing fees, safe deposit fees,
                                        official checks fees, ATM interchange,
                                        misc. other fee revenue

Credit card revenue                     Credit card fees, merchant fees,
                                        interchange fees

Service charges on deposits             Service charges on deposits, deficient
                                        balance fees, NSF/OD fees, waived fees

Fiduciary & investment management fees  Asset management fees, personal trust fees, other trust fees, advisory fees

Investment sec. gains (losses)          Venture capital and investment
                                        securities gains (losses)

Trading                                 Trading and foreign exchange

N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Summary of Consolidated Selected Financial Information

                                                                            2001                         2000
                                                       ---------------------------------------------  -----------
                                                  $MM     4th Qtr    3rd Qtr    2nd Qtr    1st Qtr      4th Qtr
                                                       ---------------------------------------------  -----------
INCOME STATEMENT DATA
-------------------------------------------------
Total revenue, net of interest expense                   $   4,207  $   4,016  $   3,846  $   3,792    $   3,461
Net interest income (FTE)                                    2,273      2,193      2,085      2,218        2,247
Noninterest income                                           1,972      1,853      1,791      1,607        1,247
Provision for credit losses                                    765        620        540        585        1,507
Operating noninterest expense                                2,352      2,303      2,309      2,236        2,894
Operating income (loss)                                        765        754        706        679         (542)
Income (loss) before cumulative effect of change
      in accounting principle                                  541        754        708        679         (512)
Net income (loss)                                              541        754        664        679         (512)

PER COMMON SHARE DATA
-------------------------------------------------
Operating income (loss) - Diluted (1)                    $    0.65  $    0.64  $    0.60  $    0.58    $   (0.47)
Income (loss) before cumulative effect of change
      in accounting principle:
      Basic                                              $    0.46  $    0.64  $    0.60  $    0.58    $   (0.44)
      Diluted (1)                                             0.46       0.64       0.60       0.58        (0.44)
Net income (loss):
      Basic                                              $    0.46  $    0.64  $    0.57  $    0.58    $   (0.44)
      Diluted (1)                                             0.46       0.64       0.56       0.58        (0.44)
Cash dividends declared                                       0.21       0.21       0.21       0.21         0.21
Book value                                                   17.33      17.30      16.49      16.20        15.90

BALANCE SHEET DATA - ENDING BALANCES              $MM
-------------------------------------------------
Loans:
     Managed                                             $ 218,102  $ 222,604  $ 223,390  $ 229,942    $ 236,492
     Reported                                              156,733    164,251    166,576    171,427      174,251
Deposits                                                   167,530    162,385    164,299    163,555      167,077
Long-term debt (3)                                          43,418     44,361     41,693     42,197       40,911
Total assets:
     Managed                                               306,304    310,207    312,244    315,104      309,096
     Reported                                              268,954    270,252    272,412    274,352      269,300
Common stockholders' equity                                 20,226     20,192     19,261     18,876       18,445
Total stockholders' equity                                  20,226     20,382     19,451     19,066       18,635

CREDIT QUALITY RATIOS
-------------------------------------------------
Net charge-offs to average loans -- managed                   2.84%      2.58%      2.50%      2.40%        2.22%
Allowance for credit losses to period end loans               2.89       2.73       2.54       2.45         2.36
Nonperforming assets to related assets                        2.35       1.96       1.77       1.55         1.48

FINANCIAL PERFORMANCE RATIOS
-------------------------------------------------
Operating Ratios:
  Return (loss) on average assets                             1.14%      1.13%      1.06%      1.02%       (0.79%)
  Return (loss) on average common equity                      14.9       15.0       14.8       14.6        (11.2%)
  Net interest margin:
     Managed                                                  5.20       4.95       4.65       4.76         4.65
     Reported                                                 3.84       3.70       3.50       3.71         3.67
  Efficiency ratio:
     Managed                                                  46.5       46.9       48.6       47.6         67.1
     Reported                                                 55.4       56.9       59.6       58.5         82.8

Reported Ratios:
  Return (loss) on average assets                             0.80%      1.13%      0.99%      1.02%       (0.75)%
  Return (loss) on average common equity                      10.5       15.0       13.9       14.6        (10.7)
  Net interest margin:
     Managed                                                  5.20       4.95       4.65       4.76         4.65
     Reported                                                 3.84       3.70       3.50       3.71         3.67
  Efficiency ratio:
     Managed                                                  53.5       46.9       48.5       47.6         66.0
     Reported                                                 63.7       56.9       59.5       58.5         81.5

BANK ONE CORPORATION and Subsidiaries
Summary of Consolidated Selected Financial Information - Continued

                                                                           2001                             2000
                                                     ------------------------------------------------   ------------
                                                       4th Qtr     3rd Qtr     2nd Qtr     1st Qtr        4th Qtr
                                                     ------------------------------------------------   ------------
CAPITAL RATIOS
-----------------------------------------------
Risk-based capital:
     Tier 1                                                  8.6%        8.4%        8.2%        7.8%           7.3%
     Total                                                  12.2        11.7        11.6        11.2           10.8
Tangible common equity/tangible managed assets               5.9         5.8         5.8         5.6            5.5

COMMON STOCK DATA
-----------------------------------------------
Average shares outstanding:                     MM
      Basic                                                1,166       1,168       1,166       1,163          1,158
      Diluted (1)                                          1,174       1,176       1,176       1,173          1,158
Stock price, quarter-end                                 $ 39.05     $ 31.47     $ 35.80     $ 36.18        $ 36.63
Employees (2)                                             73,519      75,801      78,491      79,157         80,778

(1) Common equivalent shares have been excluded from the computation of diluted loss per share in the fourth quarter of 2000 as the effect would be antidilutive.

(2) Beginning in 1Q01, long-term disability employees and employees of unconsolidated subsidiaries are excluded. Prior period data has not been restated for this change.

(3)  Includes trust preferred capital securities.

BANK ONE CORPORATION and Subsidiaries
Consolidated Statements of Income

                                                                            2001                              2000
                                                         ---------------------------------------------    ------------
                                                          4th Qtr    3rd Qtr    2nd Qtr     1st Qtr         4th Qtr
                                                         ---------------------------------------------    ------------
 Interest income                                   $MM      $ 3,819    $ 4,179    $ 4,385     $ 4,921         $ 5,174
 Interest expense                                             1,584      2,016      2,330       2,736           2,960
                                                         ---------------------------------------------    ------------
      Net interest income                                     2,235      2,163      2,055       2,185           2,214

 Non-deposit service charges                                    444        445        431         411             403
 Credit card revenue                                            866        767        621         521             575
 Service charges on deposits                                    370        388        360         331             335
 Fiduciary and investment management fees                       193        190        184         187             192
 Investment securities gains (losses)                             3        (42)        69         (96)            (86)
 Trading                                                         24         70         61          65              15
 Other income (loss)                                             72         35         65         188            (187)
                                                         ---------------------------------------------    ------------
      Total noninterest income                                1,972      1,853      1,791       1,607           1,247
                                                         ---------------------------------------------    ------------
      Total revenue, net of interest expense                  4,207      4,016      3,846       3,792           3,461

 Provision for credit losses                                    765        620        540         585           1,507

 Salaries and employee benefits                               1,060      1,046      1,072       1,020           1,100
 Occupancy expense                                              180        175        164         167             352
 Equipment expense                                              110        107        119         121             148
 Outside service fees and processing                            306        303        313         256             406
 Marketing and development                                      228        212        210         212             209
 Telecommunications                                              98        105         95         109             122
 Other intangible amortization                                   28         30         19          20              32
 Goodwill amortization                                           17         17         18          17              18
 Other                                                          325        308        299         314             507
                                                         ---------------------------------------------    ------------
      Total noninterest expense before merger
         and restructuring-related charges                    2,352      2,303      2,309       2,236           2,894
 Merger and restructuring-related charges                       354          -         (3)          -             (47)
                                                         ---------------------------------------------    ------------
      Total noninterest expense                               2,706      2,303      2,306       2,236           2,847

 Income (loss) before income taxes and cumulative effect
        of change in accounting principle                       736      1,093      1,000         971            (893)
 Applicable income taxes (benefit)                              195        339        292         292            (381)
                                                         ---------------------------------------------    ------------
 Income (loss) before cumulative effect of change
        in accounting principle                                 541        754        708         679            (512)
 Cumulative effect of change in accounting principle,
        net of tax ($25)                                          -          -        (44)          -               -
                                                         ---------------------------------------------    ------------
 Net income (loss)                                          $   541    $   754    $   664     $   679         $  (512)
                                                         =============================================    ============
 Net income (loss) attributable to common
       stockholders' equity                                 $   540    $   751    $   661     $   676         $  (515)
                                                         =============================================    ============

 Earnings (loss) per share before cumulative effect
       of change in accounting principle:
      Basic                                                 $  0.46    $  0.64    $  0.60     $  0.58         $ (0.44)
      Diluted (1)                                           $  0.46    $  0.64    $  0.60     $  0.58         $ (0.44)
 Earnings (loss) per share:
      Basic                                                 $  0.46    $  0.64    $  0.57     $  0.58         $ (0.44)
      Diluted (1)                                           $  0.46    $  0.64    $  0.56     $  0.58         $ (0.44)

 Average common shares outstanding (millions):
      Basic                                                   1,166      1,168      1,166       1,163           1,158
      Diluted (1)                                             1,174      1,176      1,176       1,173           1,158


(1) Common equivalent shares have been excluded from the computation of diluted loss per share in the fourth quarter of 2000 as the effect would be antidilutive.

BANK ONE CORPORATION and Subsidiaries
Consolidated Statements of Income


                                                               Year Ended
                                                               December 31
                                                         ----------------------
                                                              2001      2000
                                                         ----------------------
 Interest income                                   $MM      $17,304   $ 20,078
 Interest expense                                             8,666     11,242
                                                         ----------------------
      Net interest income                                     8,638      8,836

 Non-deposit service charges                                  1,731      1,537
 Credit card revenue                                          2,775      2,299
 Service charges on deposits                                  1,449      1,310
 Fiduciary and investment management fees                       754        783
 Investment securities losses                                   (66)      (235)
 Trading                                                        220        134
 Other income (loss)                                            360       (738)
                                                         ----------------------
      Total noninterest income                                7,223      5,090
                                                         ----------------------
      Total revenue, net of interest expense                 15,861     13,926

 Provision for credit losses                                  2,510      3,398

 Salaries and employee benefits                               4,198      4,602
 Occupancy expense                                              686        872
 Equipment expense                                              457        593
 Outside service fees and processing                          1,178      1,537
 Marketing and development                                      862        900
 Telecommunications                                             407        411
 Other intangible amortization                                   97        410
 Goodwill amortization                                           69         70
 Other                                                        1,246      2,052
                                                         ----------------------
      Total noninterest expense before merger
        and restructuring-related charges                     9,200     11,447
 Merger and restructuring-related charges                       351        161
                                                         ----------------------
      Total noninterest expense                               9,551     11,608

 Income (loss) before income taxes and cumulative effect
        of change in accounting principle                     3,800     (1,080)
 Applicable income taxes (benefit)                            1,118       (569)
                                                         ----------------------
 Income (loss) before cumulative effect of change
        in accounting principle                               2,682       (511)
 Cumulative effect of change in accounting principle,
        net of tax ($25)                                        (44)         -
                                                         ----------------------
 Net income (loss)                                          $ 2,638   $   (511)
                                                         ======================
 Net income (loss) attributable to common
     stockholders' equity                                   $ 2,628   $   (523)
                                                         ======================

 Earnings (loss) per share before cumulative effect
        of change in accounting principle:
      Basic                                                 $  2.28   $  (0.45)
      Diluted (1)                                           $  2.28   $  (0.45)
 Earnings (loss) per share:
      Basic                                                 $  2.25   $  (0.45)
      Diluted (1)                                           $  2.24   $  (0.45)
 Average common shares outstanding (millions):
      Basic                                                   1,166      1,154
      Diluted (1)                                             1,174      1,154

(1) Common equivalent shares have been excluded from the computation of diluted loss per share for the year ended 2000 as the effect would be antidilutive.

BANK ONE CORPORATION and Subsidiaries
Consolidated Balance Sheets

                                                                                     2001                          2000
                                                                 -------------------------------------------   ------------
                                                                   Dec 31     Sep 30     June 30    Mar 31        Dec 31
                                                                 -------------------------------------------   ------------
ASSETS                                                     $MM
----------------------------------------------------------
Cash and due from banks                                          $  17,383  $  16,553  $  18,453  $  15,402      $  17,291
Interest bearing due from banks                                      1,030      3,307      2,106      1,971          5,210
Federal funds sold and securities under resale agreements            9,347      9,459     11,600     11,133          4,737
Trading assets                                                       6,167      5,952      7,177      5,189          2,788
Derivative product assets                                            3,225      3,261      3,145      3,908          2,322
Investment securities                                               60,883     52,070     49,732     52,966         50,561
Loans                                                              156,733    164,251    166,576    171,427        174,251
Allowance for credit losses                                         (4,528)    (4,479)    (4,229)    (4,205)        (4,110)
                                                                 -------------------------------------------   ------------
    Loans, net                                                     152,205    159,772    162,347    167,222        170,141
Other assets:
  Premises and equipment, net                                        2,534      2,604      2,645      2,761          2,894
  Customer's acceptance liability                                      257        296        343        287            402
  Other                                                             15,923     16,978     14,864     13,513         12,954
                                                                 -------------------------------------------   ------------
    Total assets                                                 $ 268,954  $ 270,252  $ 272,412  $ 274,352      $ 269,300
                                                                 ===========================================   ============

LIABILITIES
---------------------------------------------------------
Deposits:
  Demand                                                         $  32,179  $  29,958  $  30,662  $  29,102      $  30,738
  Savings                                                           80,599     69,786     66,974     63,469         63,414
  Time                                                              38,177     41,919     44,262     46,518         47,958
  Foreign offices                                                   16,575     20,722     22,401     24,466         24,967
                                                                 -------------------------------------------   ------------
    Total deposits                                                 167,530    162,385    164,299    163,555        167,077
Federal funds purchased and repurchase agreements                   13,728     16,696     17,779     14,789         12,120
Other short-term borrowings                                         10,255     10,901     13,310     16,970         18,003
Long-term debt                                                      40,103     41,046     38,903     39,407         38,428
Guaranteed preferred beneficial interest in the
      Corporation's junior subordinated debt                         3,315      3,315      2,790      2,790          2,483
Acceptances outstanding                                                257        296        343        287            402
Derivative product liabilities                                       2,574      2,743      3,051      3,470          2,212
Other liabilities                                                   10,966     12,488     12,486     14,018          9,940
                                                                 -------------------------------------------   ------------
    Total liabilities                                              248,728    249,870    252,961    255,286        250,665
                                                                 -------------------------------------------   ------------

STOCKHOLDERS' EQUITY
---------------------------------------------------------
Preferred stock                                                          -        190        190        190            190
Common stock                                                            12         12         12         12             12
Surplus                                                             10,311     10,332     10,329     10,394         10,487
Retained earnings                                                   10,707     10,413      9,907      9,491          9,060
Accumulated other adjustments to stockholders' equity                  (65)       203       (207)      (105)            (5)
Deferred compensation                                                 (121)      (138)      (156)      (174)          (121)
Treasury stock                                                        (618)      (630)      (624)      (742)          (988)
                                                                 -------------------------------------------   ------------
    Total stockholders' equity                                      20,226     20,382     19,451     19,066         18,635
                                                                 -------------------------------------------   ------------

    Total liabilities and stockholders' equity                   $ 268,954  $ 270,252  $ 272,412  $ 274,352      $ 269,300
                                                                 ===========================================   ============

Common Shares -- period-end:                               MM
      Issued                                                         1,181      1,181      1,181      1,181          1,181
      Treasury shares                                                   14         14         13         16             21
                                                                 -------------------------------------------   ------------
      Outstanding                                                    1,167      1,167      1,168      1,165          1,160
                                                                 ===========================================   ============

BANK ONE CORPORATION and Subsidiaries
Credit Quality

                                                                           2001                              2000
                                                       ---------------------------------------------     -----------
                                                           4th Qtr    3rd Qtr    2nd Qtr    1st Qtr         4th Qtr
                                                       ---------------------------------------------     -----------
Provision for credit losses                       $MM      $   765    $   620    $   540    $   585         $ 1,507

Gross charge-offs                                          $   812    $   636    $   596    $   586         $   558
Recoveries                                                      95         70         80         97              71
                                                       ---------------------------------------------     -----------
  Net charge-offs                                          $   717    $   566    $   516    $   489         $   487
                                                       =============================================     ===========

Net charge-offs:
  Commercial                                               $   358    $   257    $   255    $   255         $   280
  Consumer                                                     246        191        174        160             142
  Credit card                                                  113        118         87         74              65
                                                       ---------------------------------------------     -----------
    Total net charge-offs                                  $   717    $   566    $   516    $   489         $   487
    Credit card net charge-offs -- managed                     930        981        962        950             887
    Consumer net charge-offs -- managed (1)                    260        205        198        200             142
    Total net charge-offs -- managed                       $ 1,548    $ 1,443    $ 1,415    $ 1,405         $ 1,309

Net charge-off ratios:
  Commercial                                                  1.67%      1.14%      1.07%      1.03%           1.10%
  Consumer                                                    1.49       1.14       1.03       0.93            0.82
  Credit card                                                 5.41       5.95       5.83       5.65            5.29
                                                       ---------------------------------------------     -----------
    Total net charge-off ratio                                1.79       1.37       1.22       1.13            1.11
    Credit card net charge-off ratio -- managed               5.59       5.89       6.09       5.81            5.41
    Consumer net charge-off ratio -- managed (1)              1.58       1.22       1.17       1.16            0.82
    Total net charge-off ratio -- managed                     2.84       2.58       2.50       2.40            2.22

Allowance for credit losses -- period-end                  $ 4,528    $ 4,479    $ 4,229    $ 4,205         $ 4,110

Nonperforming assets -- period-end:
  Nonperforming loans:
       Commercial                                          $ 2,487    $ 2,172    $ 2,022    $ 1,805         $ 1,761
       Consumer                                              1,064        940        832        754             714
                                                       ---------------------------------------------     -----------
            Total                                            3,551      3,112      2,854      2,559           2,475
  Other, including other real estate owned                     137        116         97        106              98
                                                       ---------------------------------------------     -----------
    Total nonperforming assets                             $ 3,688    $ 3,228    $ 2,951    $ 2,665         $ 2,573
                                                       =============================================     ===========

Allowance to period end loans                                 2.89%      2.73%      2.54%      2.45%           2.36%
Allowance to nonperforming loans                               128        144        148        164             166
Nonperforming assets to related assets                        2.35       1.96       1.77       1.55            1.48

Credit card delinquency rate - managed:
             30+  days                                        4.46%      4.25%      4.10%      4.33%           4.51%
             90+  days                                        1.93       1.79       1.78       2.02            2.02

(1) Fourth quarter 2001, third quarter 2001, second quarter 2001 and first quarter 2001 amounts include $14 million, $14 million, $24 million and $40 million, respectively, of charge-offs which are not so classified in the Corporation's GAAP financials because they are part of a portfolio which has been accounted for as loans held at a discount. The inclusion of these amounts in charge-offs more accurately reflects the performance of the portfolio. In the Corporation's financial statements, these items result in a higher provision in excess of net charge-offs.

BANK ONE CORPORATION and Subsidiaries
Capital and Related Information

                                                                               2001                            2000
                                                         -----------------------------------------------    -----------
                                                          4th Qtr      3rd Qtr     2nd Qtr    1st Qtr        4th Qtr
                                                         -----------------------------------------------    -----------
CAPITAL RATIOS
-------------------------------------------------
Tier 1                                                          8.6%       8.4%(2)       8.2%       7.8%           7.3%
Total                                                          12.2       11.7 (2)      11.6       11.2           10.8
Tangible common equity/tangible managed assets                  5.9        5.8           5.8        5.6            5.5

Tier 1 capital                                     $MM    $  21,749  $  21,330     $  21,243  $  20,727      $  19,824
Tier 2 capital                                                9,091      8,547         8,930      9,148          9,316
                                                         -----------------------------------------------    -----------
    Total capital                                         $  30,840  $  29,877     $  30,173  $  29,875      $  29,140
                                                         ===============================================    ===========

Total risk weighted assets                                $ 253,330  $ 254,943     $ 259,372  $ 266,077      $ 270,182
                                                         ===============================================    ===========

INTANGIBLE ASSETS                                  $MM
-------------------------------------------------
Goodwill                                                  $   1,560  $   1,577     $     824  $     841      $     858
Other nonqualifying intangibles                                 207        289           273        299            375
                                                         -----------------------------------------------    -----------
    Subtotal                                                  1,767      1,866         1,097      1,140          1,233
Qualifying intangibles                                          414        442           205        205            214
                                                         -----------------------------------------------    -----------
    Total                                                 $   2,181  $   2,308     $   1,302  $   1,345      $   1,447
                                                         ===============================================    ===========

MANAGED INCOME STATEMENT STATISTICS (1)            $MM
-------------------------------------------------
Net interest income -- FTE                                $   3,578  $   3,450     $   3,244  $   3,308      $   3,319
Credit card revenue                                             378        372           338        307            325
Other noninterest income                                      1,106      1,086         1,170      1,086            672
Provision for credit losses                                   1,582      1,483         1,415      1,461          2,329
Noninterest expense                                           2,706      2,303         2,306      2,236          2,847
Income (loss) before cumulative effect of change
       in accounting principle                                  541        754           708        679           (512)
Net income (loss)                                               541        754           664        679           (512)

(1) Adjusted for credit card securitization activity.
(2) Excludes $190 million of preferred stock called for redemption as of September 30, 2001.

                  SIGNIFICANT ITEMS IN THE 2000 FOURTH QUARTER
                          LINE OF BUSINESS INFORMATION

BANK ONE CORPORATION and subsidiaries

                            4Q01                             4Q00                      4Q01 Reported vs.      4Q01 Reported vs.
                                        -------------------------------------------
($ millions)            Reported /(1)/   Reported /(1)/   Adjustments    Adjusted       4Q00 Reported          4Q00 Adjusted
                        --------------   --------------   -----------    --------       -------------          -------------
----------------------------------------------------------------------------------------------------------------------------
Consolidated
------------

Net Interest Income             $3,578          $3,319         $   8       $3,311      $  259       8%        $ 267         8%
Noninterest Income               1,484             997          (245)       1,242         487      49%          242        19%
Provision for Credit
 Losses                          1,582           2,329             0        2,329        (747)    -32%         (747)      -32%
Noninterest Expense              2,352           2,894           385        2,509        (542)    -19%         (157)       -6%
Operating Income (Loss)            765            (542)         (394)        (148)      1,307      N/M          913        N/M
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Retail
------

Net Interest Income             $1,235          $1,227           ($5)      $1,232      $    8       1%        $   3         0%
Noninterest Income                 363              81          (225)         306         282      N/M           57        19%
Provision for Credit
 Losses                            318             364             -          364         (46)    -13%          (46)      -13%
Noninterest Expense                824             989            24          965        (165)    -17%         (141)      -15%
Operating Income (Loss)            293             (25)         (161)         136         318      N/M          157        N/M
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Commercial Banking
------------------

Net Interest Income             $  680          $  699         $   7       $  692        ($19)     -3%         ($12)       -2%
Noninterest Income                 388             352            (7)         359          36      10%           29         8%
Provision for Credit
 Losses                            321           1,079             -        1,079        (758)    -70%         (758)      -70%
Noninterest Expense                570             562           (36)         598           8       1%          (28)       -5%
Operating Income (Loss)            144            (353)           23         (376)        497      N/M          520        N/M
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
First USA
---------

Net Interest Income             $1,635          $1,417             -       $1,417      $  218      15%        $ 218        15%
Noninterest Income                 363             311            (7)         318          52      17%           45        14%
Provision for Credit
 Losses                            930             880             -          880          50       6%           50         6%
Noninterest Expense                549             637            46          591         (88)    -14%          (42)       -7%
Operating Income (Loss)            326             134           (34)         168         192      N/M          158        94%
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Investment Management
---------------------

Net Interest Income             $  111          $  104             -       $  104      $    7       7%        $   7         7%
Noninterest Income                 326             300            (2)         302          26       9%           24         8%
Provision for Credit
 Losses                             13               7             -            7           6      86%            6        86%
Noninterest Expense                254             268           (12)         280         (14)     -5%          (26)       -9%
Operating Income (Loss)            108              82             6           76          26      32%           32        42%
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Corporate / Unallocated
-----------------------

Net Interest Income               ($83)          ($128)        $   6        ($134)     $   45      35%        $  51        38%
Noninterest Income                  44             (47)           (4)         (43)         91      N/M           87        N/M
Provision for Credit
 Losses                              -              (1)            -           (1)          1     100%            1       100%
Noninterest Expense                155             438           363           75        (283)    -65%           80        N/M
Operating Income (Loss)           (106)           (380)         (228)        (152)        274      72%           46        30%
-------------------------------------------------------------------------------------------------------------------------------

Notes: (1) Information excludes restructuring charges.

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